N M Rothschild & Sons Limited
                 New Court, St. Swithin's Lane
                        London, EC4P 4DU
                    Registered Number 925279



                                                    July 11, 1996


USMX OF ALASKA, INC.
141 Union Blvd., Suite 100
Lakewood, Colorado 80228
USA


Dear Sirs:

Further to our recent discussions, we write to advise USMX OF ALASKA, INC., the wholly-owned subsidiary of USMX, INC. (with USMX of Alaska, Inc. referred to herein as "USMX" or "you") that in principle, as contemplated by the Credit Agreement dated as of July 11, 1996 (the "Credit Agreement") by and between USMX OF ALASKA, INC. and NM Rothschild & Sons Limited ("NMR"), we are prepared to deal with you on an uncommitted basis in spot and forward gold and silver transactions and in gold and silver options subject to the terms and conditions of this letter.

1.   Effective Date

     The arrangements in this letter will be effective on:

             (a)    your acceptance of such arrangements in
             accordance with the terms of this letter; and

             (b) receipt by us of all the documents listed in the Schedule to this letter in form and substance satisfactory to us.

     Our entry into any transaction under this letter is also conditional upon you being in compliance at the relevant time with the terms and conditions of, and there being no breach of or default under (including any conditions which with the passing of time or the giving of notice or the occurrence of any other event, might constitute such a

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     breach or default) this letter.

2.   Single Agreement

     Each party acknowledges that this letter, any confirmation in writing (a "Confirmation"), including any telex or facsimile communication from either party to the other, evidencing and setting out the principal terms of a Spot, Option or Forward (as each such transaction is defined below) agreed between the parties and all Spots, Options and Forwards entered into at any time pursuant to this letter, shall constitute a single agreement between the parties, it being understood that the parties would not otherwise enter into any such Spot, Option or Forward.

3.   Maturity

     Notwithstanding any other provision of this letter, no Option shall expire and no Forward shall mature after December 31, 1999.

4.   Options

A.   Granting of Options

             (i) Subject always to our mutual agreement as to terms, either party (the "Writer") may from time to time grant the other (the "Buyer") an option (an "Option") entitling, but not obliging, the Buyer to purchase from (a "Call Option") or sell to (a "Put Option") the Writer a specified quantity of Metal (the "Metal Quantity") at a stated or defined price per unit of Metal according to market practice (the "Strike Price"), no later than a specified time (the "Expiration Time") on a specified day (the "Expiry Date").

             (ii) In this letter "Option" means a Put Option or a Call Option and "Options" means Put Options and/or
             Call Options.

B.   Option Premium

     In consideration of the Writer granting an Option to the Buyer, the Buyer will pay to the Writer an option premium agreed at the time the Option is granted no later than two Business Days after the date on which the Option is granted.

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C.   Exercise of Options

             (i)    Exercise Date

                    Unless otherwise agreed, an Option under this
             letter may be exercised only on its Expiry Date. However, the parties may from time to time agree to enter into other types of Options on terms to be agreed between us.

             (ii)   Automatic Exercise

                    If the Writer has not received notice of
             exercise (where such exercise is possible under the terms of the Option) prior to the Expiration Time of an Option having positive Option Value for the Buyer, the Writer will immediately (and automatically) exercise such Option on the Buyer's behalf in accordance with paragraph 4.C.(iii) without further reference to the Buyer ("Automatic Exercise").

     (iii)   Settlement

                    Subject to paragraph 4.C.(iv), immediately
             upon Automatic Exercise an Option will be automatically converted into a sale by the Writer to the Buyer (in the case of a Call Option) or a purchase by the Writer from the Buyer (in the case of a Put Option) at the Transaction Value for Settlement (as defined below) two Business Days (the "Settlement Date") after such exercise.

     (iv)    Cash Settlement

                    Where the Option so requires or where the
             parties so agree at the time the Option is entered into, settlement by the parties shall be by delivery or receipt of the positive Option Value of such Option on the Settlement Date.

     (v)     Alternative Settlement

                    As an alternative to Settlement of an
             exercised Option you may settle by requesting us to convert the relevant maturing spot transaction into a Forward.

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     (vi)    Default Settlement

                    If you do not specify which method of
             settlement available to you under this paragraph 4 you wish to adopt before 10:00 a.m. London time on the day falling two Business Days prior to the Settlement Date, we shall settle such transaction in accordance with Clause 4.C.(iv).

     (vii)   In this letter,-

                         (a)  "Option Value" at any time means,
                    in the case of a Call Option, Market Value minus Transaction Value and, in the case of a Put Option, Transaction Value minus Market Value; and

                         (b)  "Market Value" in relation to
                    Options means the product of (x) the Metal
                    Quantity and (y) the then prevailing market bid (in the case of a Call Option) or offered (in the case of a Put Option) price for the Metal for settlement on the Settlement Date.

                         (c)  "Transaction Value" means the
                    amount equal to the product of the Metal
                    Quantity and the Strike Price.

D.   Expiry/Cancellation

     Subject to Automatic Exercise an Option shall expire on its stated Expiry Date without value if not exercised by such date.

5.   Forward and Spot Transactions

A.   Purchase and Sale

     (i)     Spot Transactions

                    We may purchase from you and/or sell to you
             Metal for Settlement two Business Days thereafter at a price (the "Spot Price") which you may choose to be:
                         i)   our loco London spot price
                    prevailing at the time you wish to deal; or

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                         ii)  in the case of gold, the morning or
                    afternoon US Dollar London Gold Market Fixing
                    Price; or

                         iii) in the case of silver, the spot US
                    Dollar London Silver Market Fixing Price,

                    in each case on the day of entering into the
             transaction (each such transaction a "Spot").

     (ii)    Forward Transactions

                    We may purchase from you and/or sell to you
             Metal for settlement on a specified future date (the "Maturity Date") on the basis of a price (the "Forward Price") determined in accordance with the provisions of this letter (each such transaction a "Forward").

     (iii)   Fixed or Floating Forwards

                    Each Forward shall have a Forward Price
             comprising the Spot Price on the day of entering into the Forward and a forward premium determined in accordance with the terms of this letter on a fixed rate basis (a "Fixed Rate Forward") or on a Floating rate basis ("Floating Rate Forward").

B.   Fixed Rate Forwards

     (i)     Premium

                    Unless the parties agree otherwise and
             subject to paragraph 5.D., the forward premium for a Fixed Rate Forward will be determined by reference to the then prevailing market interest rates for the period of the Forward applied to the Spot Price.
             The forward premium will be calculated on an annual basis based on a 360-day year.

     (ii)    Settlement

                    You may settle any Fixed Rate Forward on its
             Maturity Date on giving us not less than two
             Business Days' prior written notice or by closing out such Forward by either:

                         (a)  entering into a matching Forward at
                    any time in the same quantity and for the same Maturity Date as the original Forward,

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                    with the matching Forward Price being
                    determined in accordance with the terms of this letter. The difference between the original Forward Price and the matching Forward Price multiplied by the Metal Quantity will be paid on the Maturity Date; or

                         (b)  entering into a matching Spot on
                    the Maturity Date of the original Forward at a price based, at your election, on:

                                   (1)  our prevailing spot price
                         by reference to the market prices quoted two Business Days before the Maturity
                         Date; or

                                   (2)  the morning London Gold
                         Market US Dollar Fixing Price two
                         Business Days before the Maturity Date;
                         or

                                   (3)  in the case of silver,
                         the London Silver Market spot US Dollar
                         Fixing price two Business Days before
                         the Maturity Date; and

                              cash payment of the amount equal to
                    the product of the Metal Quantity and the difference between the original Forward Price and the matching spot price will be made on the Maturity Date.

                 (i)  New Forward

                    At the time you close out a Fixed Rate
             Forward under this letter you may elect to enter into a new Forward in the same Metal Quantity with a Maturity Date and Forward Price determined in accordance with the terms of this letter.

             (ii)   Conversion

                    As an alternative to closing out a Fixed Rate
             Forward you may elect on not less than two Business
             Days' prior notice to settle such Forward by requesting us to convert it into a Floating Rate
             Forward.

C.   Floating Rate Forwards

     (i)     Premium

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                         (a)  Unless the parties agree otherwise,
                    and subject to the remainder of paragraph
                    5.C., the forward premium for a Floating Rate Forward will be determined by us by reference to market interest rates for gold and Dollars for successive floating rate periods (each a "Floating Rate Period") over the term of the Forward.

                         (b)  In calculating the gold or silver
                    floating rate of interest, the purchaser may elect for one or more tranches of the gold or silver (as the case may be) purchased pursuant to a Forward to be subject to our quoted rate for an interest period agreed by the parties which does not exceed thirty-six months, PROVIDED that each such tranche comprises at least 5,000 fine ounces of gold or (as the case may be) 50,000 ounces of silver.

                         (c)  If a Forward is not settled on the
                    last day of a Floating Rate Period, the
                    accrued forward premium will be aggregated with the Spot Price for such Forward, such aggregate being the new Spot Price for the succeeding floating rate period. The forward premium for the succeeding floating rate period will be calculated by reference to and will apply to such new Spot Price. Forward premiums shall be aggregated in such manner to each successive floating rate period until settlement.

                         (d)  If you elect to settle a Floating
                    Rate Forward prior to the Rollover Date (as defined below), the accrued forward premium will be calculated by discounting to present value the forward premium for said floating rate period from the date of settlement to the last day of such period at the rate determined by us by reference to the market for the unexpired portion of such period.

                         (e)  The forward premium will be
                    calculated on an annual basis based on a 360-day year.

     (ii)    Floating Rate Periods

                    You may select the duration of each Floating
             Rate Period provided that:

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                         (a)  you notify us no later than two
                    Business Days before the beginning of the relevant Floating Rate Period of such duration; and

                         (b)  the first Floating Rate Period will
                    commence two Business Days after the date on which we enter into the relevant Floating
                    Rate Period; and

                         (c)  no Floating Rate Period shall
                    extend beyond the Maturity Date.

     (iii)   Rollover

                    On the last day of each Floating Rate Period
             (the "Rollover Date" and the last Rollover Date shall fall on the Maturity Date) you may on notifying us no later than two Business Days before such Rollover Date:

                         (a)  Settle; or

                         (b)  close out the Forward in accordance
                    with paragraph 5.C.(iv)(b)(2), except that
                    (1) if the Floating Rate Period ends on the Maturity Date, the appropriate Spot Price will be the relevant quotes two Business Days before the Maturity Date and (2) the Forward Price will not be discounted to present value; or

                         (c)  except where the Rollover Date is
                    the Maturity Date, elect that the relevant
                    Forward continues as a Floating Rate Forward with a new Floating Rate Period and in the same Metal Quantity, with the new Forward Price determined in accordance with the terms of this letter, provided that if by 10:00 a.m. on the
             Rollover Date we have not received such notification we shall settle the Forward in such manner as we may in our discretion consider appropriate.

     (iv)    Settlement

             On any date prior to the Maturity Date of a Floating Rate Forward you may:

                         (a)  on notifying us no later than two
                    Business Days before the proposed settlement date Settle; or

                         (b)  except on Rollover Dates or the
                    Maturity Date close out such Forward by:

                                   1)   entering (except on
                         Rollover Dates or the Maturity Date)
                         into a matching Forward in the same
                         Metal Quantity and for the Rollover Date for the relevant Floating Rate Period, with the matching Forward Price being determined in accordance with the terms of this letter. The difference between the original Forward Price and the matching Forward Price multiplied by the Metal Quantity will be paid on the Rollover Date. In this subparagraph, the Maturity Date shall be deemed to be the Rollover Date if the Floating Rate Period ends on the Maturity Date; or

                                   2)   entering (subject to
                         paragraph 5.C.(iii)(b)) into a Spot in
                         the same Metal Quantity at a Spot Price
                         determined in accordance with the terms
                         of this letter.  The difference between
                         the Forward Price (discounted to present value) and the Spot Price multiplied by the Metal Quantity will be paid two Business Days after the date of the Spot is entered into.

D.   Fixing Commission

             (i) In respect of your sales of Metal to us based on a London Fixing Price we will until further notice allow you a return commission of $0.05 per fine ounce (in the case of gold) and one-sixteenth of one percent of the price per ounce (in the case of silver). In respect of your purchases of Metal from us based on a London Fixing Price we shall until further notice charge you Fixing commission at the rate of $0.15 per fine ounce (in the case of gold) and three-sixteenths of one percent of the price per ounce (in the case of silver).

             (ii) If you use the London Fixing Price as a base price for a Forward, the forward premium will be calculated on such Fixing Price (excluding Fixing commission) and the relevant Fixing commission specified above will then be added to the Forward Price.

6.   Open Position Limit

A.   Open Position Limit

     The maximum Open Position Limit that we are currently prepared to have outstanding with you at any time will (subject to paragraph 6.C.) be 150,000 ounces of gold.

B.   Utilization of Limit

     Utilization of the Open Position Limit will be deemed to be the difference between:

                         (a)  your outstanding Forward Sales of
                    Metal to us;

                         (b)  outstanding Call Options sold by us
                    to you; and

                         (c)  outstanding Put Options sold by us
                    to you and the Open Position Limit.

C.   Variation

     We hereby reserve the right to vary the Open Position Limit at any time by notice to you in writing.

7.   Exposure Limit and Margin

A.   Exposure Limit

             (i) Without prejudice to paragraphs 6.A. and 7.C., your Exposure Limit under the terms of this letter is US$7,500,000.00 (Seven Million Five
             Hundred Thousand United States Dollars).

     (ii)    Your Exposure Limit will comprise the aggregate of:

                         (a)  the notional cost to us of
                    replacing in the market any Options sold by you to us; and

                         (b)  the amount by which the Market
                    Value of your outstanding Forward sales to us under the terms of this letter is in excess of their Contractual Values; and

                         (c)  the amount by which the Contractual
                    Value of your outstanding Forward purchases from us under the terms of this letter is in excess of their Market Value,

             less the aggregate of

                         (d)  the notional cost to you of
                    replacing in the market any Options sold by us to you; and

                         (e)  the amount by which the Market
                    Value of your outstanding Forward sales to us under the terms of this letter is less than their Contractual Value; and

                         (f)  the amount by which the Contractual
                    Value of your outstanding Forward purchases from us under the terms of this letter is less than their Market Value; and

             (iii) In this letter, Market Value means in relation to a Forward, the product of(x) the Metal Quantity and
             (y) the Market Price Portion of the Forward Price determined by reference to the latest available London Market Price for the Metal adjusted by a forward premium determined by us by reference to market prices.

B.   Margin

             (i) In the event that the Exposure Limit is exceeded, you will, within two Business Days after demand by us in writing at any time, provide us with an acceptable margin ("Margin") at least equal to such excess but in any event equal in value to not less than US$250,000.00 (Two Hundred Fifty Thousand United States Dollars).

             (ii) Subject to the following provisions of paragraph 7.B., to the extent that at any time you have provided us with any Margin in excess of the amount required by clause (i) above or otherwise required by this Agreement, we shall release to you such excess Margin within our possession five Business Days after your request therefor, provided always that we shall not be obligated to release any Margin within seven Business Days of your having lodged the same with us.

             (iii) Margin may be provided by you in the form of any combination of the following:

                         (a)  deposits placed with us on which we
                    will pay to you the relevant London Interbank
                    Bid Rate for the period concerned as mutually agreed at the time of deposit.

                         (b)  Metal (conforming to the good
                    delivery specifications of the London Bullion Market Association and being for loco London delivery unless agreed otherwise by us in writing) which may be deposited with us either by way of physical delivery or by way of book transfer in a manner acceptable to us.

             (iv) When releasing physical Metal placed with us by way of Margin we shall not be obliged to release the identical Metal placed with us but rather Metal of an equivalent quantity, type and assay.

             (v) You shall not pledge, mortgage, charge or create any other form of encumbrance over Margin, or your rights in respect thereof, delivered (or to be delivered) to us (except liens in favor of N M Rothschild & Sons Limited), and such rights shall not be capable of being transferred, assigned, mortgaged, charged or otherwise dealt with in any way without our prior written consent. At all times (whether before or after the occurrence of an Event of Default) your rights in respect of Margin provided hereunder shall constitute contractual rights for the delivery, subject to the provisions hereof, of identical amounts of gold (to the intent that you shall not retain any proprietary right to or entitlement in gold delivered as Margin to us and we shall be entitled in our absolute discretion to lend, lease, dispose of or otherwise deal with the same as the beneficial owner thereof).

C.   Variation

     We hereby reserve the right to vary your Exposure Limit at any time by notice to you in writing.

8.   Termination

A.   Termination Date

     Subject to paragraph 8.B., the facilities in this letter are available to you until December 31, 1999 (the "Termination
     Date").

B.   Termination by Notice

             (i) We may at any time, by notice to you in writing, immediately terminate the arrangements set out herein by giving you written notice of termination, provided that such termination shall be without prejudice to transactions entered into between us hereunder then outstanding, subject always to paragraph 11.

             (ii) After giving you notice of termination, we will be prepared to enter into matching transactions with you to close out existing transactions between us.

9.   Representations

     You represent to us, on the date of your acceptance of this letter and on each date that any transaction under this letter is outstanding (with reference to the facts and circumstances then existing) as follows:

A. USMX is a corporation duly organized under the laws of Delaware with the necessary power and authority to enter into the transactions and arrangements referred to in this letter; and your obligations under this letter are legal and valid obligations binding on you in accordance with its terms;

B. your entry into and/or performance of or observance of your obligations under this letter does not and will not violate or breach any law, regulation, agreement, deed, license, order, obligation or document which is applicable to you;

C. you will not be required to make any deduction or withhold ing from any payment you may make pursuant to this letter;

D. our claims made in respect of, or pursuant to, this letter will rank at least pari passu with the claims of all your other secured creditors (save those preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application);

E. in any proceedings taken in your jurisdiction of incorpora tion in relation to this letter, you will not be entitled to claim for yourself or any of your assets immunity from suit, execution, attachment or other legal process;

F. all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable you lawfully to enter into, exercise your rights under and perform and comply with the obligations under this letter, (b) to ensure that your obligations under this letter are and shall be legal, valid and binding, and (c) to make this letter admissible in evidence in your jurisdiction of incorporation, have been done, fulfilled and performed;

G. under the laws of your jurisdiction of incorporation, it is not necessary that this letter or any document issued pursuant hereto be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this letter or any such document;

H.   no Event of Default (as defined below) has occurred;

I. no action or administrative proceeding of or before any court or agency which might have a material adverse effect on your business or financial condition has been started or threatened;

J. you are a producer, processor or commercial user of, or a merchant handling, Metal or Metal products or by-products; and in entering into the transactions and arrangements referred to in this letter are doing so solely for the purpose related to your business as such;

K. you are acting as principal in connection with each Spot, Forward and Option under this letter and not as agent;

L. you have carefully reviewed this letter and the transactions contemplated under it and have determined that you can bear the risks involved in such transactions; and

M. you are an eligible swap participant as defined in applicable commodity futures trading laws.

10.  Covenants

     You shall:

A. not enter into contracts or options hereunder or otherwise hedge pursuant to other hedging arrangements more than eighty percent (80%) of its annual Metals production;

B. from time to time on our request, furnish us with such information about your business and financial condition as we may reasonably require;

C. obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of your jurisdiction of incorporation to enable you lawfully to enter into and perform your obligations arising under or pursuant to this letter or to ensure the legality, validity, enforceability or admissibility in evidence in your jurisdiction of incorporation of this letter and/or any agreements or documents made or issued pursuant to it;

D. promptly inform us of the occurrence of any event which is or may become (with the passage of time, the giving of notice, the making of any determination hereunder, or any combination thereof) an Event of Default and, upon receipt of a written request to that effect from us confirm to us that, save as previously notified to us or as notified in such confirmation, no such event has occurred.

11.  Events of Default and Close-Out

A.   Events of Default

     Any of the following shall constitute an Event of Default:

             (i)    you fail to make any payment or delivery
             (including the supply of Margin) when due under this letter or any Option and/or Forward and/or Spot or breach any other term of this letter;

             (ii) any steps are taken, petition presented, application made, resolution proposed, meeting summoned to consider a resolution, or request made for your liquidation, bankruptcy, administration, voluntary arrangement, dissolution or any other insolvency proceedings whatsoever are taken in respect of you or for the appointment of a receiver, administrative receiver, liquidator, administrator or other insolvency representative whatsoever in respect of you;

             (iii) you convene a meeting for the purpose of making, or propose entering into, any agreement or composition for the benefit of your creditors or any class of them;

             (iv) you cease or threaten to cease to carry on your business, or dispose or threaten to dispose of your undertaking or assets or become unable to pay or stop or suspend payment of your debts as they fall due;

             (v) any of your indebtedness or obligations for the repayment of any borrowed moneys becomes due and payable, or capable of being declared due and payable, prior to the specified maturity date thereof due to any default thereunder or is not paid when due;

             (vi) an encumbrancer takes possession or a receiver, administrative receiver, liquidator, administrator or other similar officer is appointed in respect of you or any part of your undertaking or assets or a distress, execution or other process is levied or enforced upon or against any of your property and is not removed, discharged or paid out within seven days;

             (vii) any security created by any mortgage or charge or other security interest created by you becomes enforceable;

             (viii) any event occurs or proceeding is taken with respect to you in any jurisdiction to which you are subject which has an effect equivalent or similar to any of the events mentioned in paragraphs (ii), (iii),
             (iv) and (vi) above;

             (ix)   any representation made pursuant to paragraph
             9. proves to have been materially incorrect or misleading when made;

             (x) at any time it becomes unlawful for you to perform or comply with any or all of your obligations arising under this letter or under any Option or Forward or such obligations cease to be legal, valid and binding;

             (xi) if any circumstances arise which in our opinion have or may have a material adverse effect on your ability to perform your obligations under this letter;

             (xii) an Event of Default (as therein defined) occurs under the Credit Agreement.

B.   Rights on Default

             (i) If an Event of Default occurs and is not corrected within one Business Day in respect of a late payment under paragraph 11.A.(i), or within five Business Days in respect of any other Event of Default, we shall have the absolute discretion at any time (without prior notice to you) to immediately

                         (a)  determine the replacement cost to
                    either party of outstanding Options and
                    exercise any Option having positive Option

                    Value for either party and to close out the resultant open position by entering into a matching transaction with you; and/or

                         (b)  to close out all outstanding Forwards
                    by entering into matching transactions for the relevant Metal Quantity in the market; and/or

                         (c)  terminate our obligations under
                    this letter by written notice to you; and/or

                         (d)  restrict the maximum duration of
                    future Forwards; and/or

                         (e)  change the Termination Date; and/or

                         (f)  amend any other provision of this
                    letter,

                    provided always that upon the occurrence of
             any Event of Default arising under any one or more of paragraphs 11.A(ii), (iii), (iv), (vi), (vii) and
             (viii), then we shall be deemed automatically and immediately to have exercised our rights set out in 11.B(i)(a) and (b) above so as to reduce outstanding obligations between us to the payment of a single cash sum payable by either party to the other.

            (ii) If an Event of Default occurs and is corrected within the time periods stated in paragraph 11.B., we shall have the absolute right in our sole discretion to exercise any one or more of our rights under paragraph 11.B.(i)(d),e) and (f) without prejudice to existing options or contracts established pursuant to paragraphs 4 and 5 hereof.

C.   Default Netting

     Having exercised our rights in accordance with paragraph 11.B.(i)(a) and (b) we shall:

             (i) net the transaction amounts and quantities in the manner described in paragraph 12.A. and adjust any resulting amount to present value from the value date of the forward transaction and matching transaction to the close-out date by discounting such amount at the appropriate Eurodollar rate for the period concerned (as determined by us at our absolute discretion) assuming a 360-day year.

             (ii)   liquidate any of your property in our
             possession by sale or other commercially reasonable means; and

             (iii)  convert any such amounts resulting from
             paragraph 11.C.(i) and (ii) above into US Dollars in such manner and at such rates as we may in our reasonable discretion determine.

The net resulting amount shall be paid by us to you or by you to us (as the case may be) forthwith in Dollars upon notice to you of the amount so determined and shall be in full and final settlement and discharge of all payment and delivery obligations between you and us under this letter.

D.   Performance on Default

     Without prejudice to the foregoing provisions of paragraph 11, upon the occurrence of an Event of Default, we shall not be required to deliver US Dollars or Metal hereunder or under any transaction entered into pursuant to this letter unless and until you first satisfy all your obligations to us.

12.  Netting and Payments

A.   Netting

     If on any date in respect of Spots or maturing Forwards or Options any amounts are payable by both parties in the same currency or any amounts of Metal having the same assay and delivery location are transferable by both parties, then:

             (i) the amounts so payable or transferable by each party respectively in that currency or metal type shall be aggregated; and

             (ii) if the aggregate amount payable by one party hereto ("the first party") exceeds the aggregate amount payable or transferable by the other party hereto, the respective obligations of the parties to pay or transfer such aggregate amounts shall be deemed to be satisfied and discharged and replaced by an obligation on the part of the first party to pay to the other party an amount equal to such excess; and

             (iii) if the aggregate amounts payable by each party hereto are equal, such amounts shall be deemed to be satisfied and discharged and no payment or transfer shall be made by either party in respect thereof.

B.   Payment Instructions

             (i) All payments due to us hereunder shall be remitted by telegraphic transfer in same day funds to our Account Number 001-1-948262, with The Chase Manhattan Bank N.A., 1 Chase Manhattan Plaza, New York, NY 10081.

             (ii) All payments due to you hereunder will be remitted by telegraphic transfer in same day funds in accordance with your written instructions.

C.   Non-Business Day

     Any amount due for payment hereunder which falls due on a day which is not a Business Day shall be payable on the next succeeding Business Day and the amount due will be adjusted accordingly by an appropriate rate of interest to be agreed between us.

D.   Settlement Limit

     Notwithstanding the foregoing provisions of paragraph 12, the maximum sum or value of Metal that we shall be obliged to pay or deliver to you or to your order, as the case may be, without our first having received confirmation that the Metal or funds (as the case may be) due to be delivered or paid to us by you, respectively, have actually been received by us at our nominated correspondent, shall not exceed US$25,000,000.00 (Twenty-Five Million United States Dollars).

E.   Gross-Up

     If you are required at any time to make any deduction or withholding for or on account of tax in respect of any payment due from you hereunder or under any transaction, then you shall increase the amount of such payment to the extent necessary to ensure that the amount we receive is not less than the amount we would have received had no such deduction or withholding been required.

13.  Confirmations, Statements and Notices

A.   Confirmations

     Upon entering into any Option, Spot or Forward transaction with you under the terms of this letter we will promptly send you by telex or facsimile a confirmation setting out the principal terms of the transaction.

B.   Statements

     We will also send you monthly statements of your accounts maintained with us.

C.   Notices

     Unless the contrary is stated, any notice or communication to be given by either party hereunder shall be sent to the facsimile or telex numbers set out below and shall be deemed received upon despatch by the relevant party, provided that such party shall have received the appropriate answer back.

             To:    N M Rothschild & Sons Limited
             Fax:   071-280-5139
             Telex: 888031

             To:    USMX OF ALASKA, INC.
             Fax:   303-980-1363

14.  Fixing Business

     To the extent that you wish to execute business based on a London Market Fixing Price you will place your purchase or sale order with us no later than 10:15 a.m. London time on the day in question (in the case of the morning London Gold Market Fixing Price), no later than 2:45 p.m. London time on the day in question (in the case of the afternoon US Dollar London Gold Market Fixing Price) and no later than 11:30 a.m. (in the case of the US Dollar London Silver Market Fixing Price).

15.  Expenses

     You agrees to indemnify us in full and on demand for all reasonable fees (including legal fees), costs and expenses incurred in connection with the protection and enforcement of our rights hereunder.

16.  Law and Jurisdiction

     The terms of this letter will be governed by, and construed in accordance with, the laws of England. For our exclusive benefit you hereby agree to submit to the jurisdiction of the English courts to settle any disputes which may arise out of or in connection with this letter. Nothing in this paragraph limits our right to bring proceedings against you in connection with this letter in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

17.  General Provisions

A.   Assignment

     Your rights arising under any transaction entered into pursuant hereto shall not be capable of assignment by you.

B.   Severability

     Each of the provisions of this letter and any transaction made pursuant to it shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this letter or any such transaction shall not in any way be affected, prejudiced or impaired thereby.

C.   Cumulative Rights

     The rights, powers and remedies provided by this letter are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law or by any other agreement between the parties. No failure on our part to exercise, or delay in exercising, any of the rights, powers and remedies provided by this letter, law or any other such agreement shall operate as a waiver thereof, nor shall any single or partial waiver of any such right, power or remedy preclude any further or other exercise thereof.

D.   Reliance

     Each Spot, Forward or Option shall be deemed to have been entered into by you in reliance only upon your own judgment and deliberations and we do not hold ourselves out, or any of our employees or agents having our authority, to advise you on the terms thereof or on any other matters connected with Metal transactions under this letter, and neither we nor any of our employees or agents shall have any responsibility or liability whatsoever in respect of any such advice given to you, whether or not such advice was requested by you.

E.   Set-Off

     Without prejudice to our rights under paragraph 11.C. we may without notice to you set off any matured obligation owed by you to us under this letter against any obligation (whether or not matured) owed by us to you, regardless of payment, booking branch, currency or Metal of such obligations. This paragraph is intended to give rise to rights in contract only and is not intended to constitute, create or give rise to a security interest of any kind over any of your assets.

18.  Acceptance

     Please arrange for an authorized signatory of your Company to sign and return to us the attached copy of this letter, thereby signifying your agreement to the terms set out herein. In the event that you have not so signed and returned the attached copy of this letter by close of business on July 13, 1996 (or such later date as we may agree), the uncommitted facility offered by this letter shall lapse.

19.  Definitions

     "Business Day" means a day on which Banks in London, New
     York, Denver and Johannesburg are open for a full day's business.

     "Dollars" and "$" means the lawful currency of the United
     States of America.

     "gold" means 995+ gold which would constitute good delivery on the London Bullion Market.

     "Metal" means gold and/or silver.

     "Settlement" means:

             (a)    in respect of a sale of Metal to you,
             settlement by your remitting to us on the Settlement Date or Maturity Date (as appropriate) the Transaction Value or Spot Price or Forward Price (as appropriate) against which we will credit your relevant London Gold Holding Account or, as the case may be, London Silver Holding Account in our books; or

             (b) in respect of a purchase of Metal from you, settlement by your arranging physical delivery of loco London good delivery gold to us or by your arranging for another acceptable London Bullion Market Association member to credit our relevant London Gold Exchange Account or, as the case may be, London Silver Exchange Account with such member on the Settlement Date or Maturity Date (as appropriate) against which we will remit the Transaction Value or Spot Price or Forward Price (as appropriate) to you in accordance with your instructions; and

     "Settle" and "Settled" shall be construed accordingly.

     "silver" means 999 silver which would constitute good delivery on the London Bullion Market.

     Unless otherwise stated, any reference herein to a numbered
     "paragraph" shall be a reference to such paragraph contained in this letter. Headings used in this letter shall not affect the meaning hereof.

                                   Yours very truly,

                                   PER PRO

                                   N M ROTHSCHILD & SONS LIMITED



                                   ______________________________

                                   ______________________________




Countersigned by way of acceptance the
terms and conditions set out above.
For and on behalf of

USMX OF ALASKA, INC.


__________________________________
Authorized Signatory
Name:_____________________________
Title:____________________________

                                  SCHEDULE

                        Condition Precedent Documents


1. A copy, certified a true copy by a duly authorized officer of USMX OF ALASKA, INC. ("USMX") Board Resolutions of USMX approving the execution, delivery and performance of this letter and the terms and conditions hereof and authorizing a named person or persons to sign this letter and any documents to be delivered by USMX pursuant hereto.

2. A certificate of a duly authorized officer of USMX setting out the names and signatures of the persons authorized to sign, on behalf of USMX, this letter and any documents to be delivered by USMX pursuant hereto.